Exhibit 99.1

Press Release

Release date: May 12, 2016

Communications Sales & Leasing, Inc. Reports 2016 First Quarter Financial Results

•	Revenues of $174.7 million for the quarter
•	AFFO of $0.65 and EPS of $0.05 per diluted common share for the quarter
•	Completed acquisition of PEG Bandwidth LLC
•	New investments in wireless tower assets

LITTLE ROCK, Ark, May 12, 2016 (GLOBE NEWSWIRE) -- Communications Sales & Leasing, Inc. ("CS&L" or the “Company”) (Nasdaq:CSAL) today announced its financial results for the first quarter of 2016.

FIRST QUARTER RESULTS

Revenues for the first quarter of 2016 were $174.7 million.  Adjusted EBITDA and net income was $165.7 million and $8.0 million, respectively.  Adjusted Funds From Operations (“AFFO”) attributable to common shares was $97.5 million or $0.65 per diluted common share.  Normalized FFO (“NFFO”) attributable to common shares, which excludes transaction related costs, was $97.1 million, or $0.65 per diluted common share.  Net income attributable to common shares was $7.7 million, or $0.05 per diluted share, for the period.

INVESTMENT ACTIVITIES

Subsequent to quarter end, the Company completed its previously announced acquisition of PEG Bandwidth LLC (“PEG”), a leading provider of infrastructure solutions including cell site backhaul and dark fiber.  PEG brings a rich fiber–to-the-tower network with over 300,000 fiber strand miles, and strong customer relationships with the largest U.S. wireless carriers.  We paid $315 million of cash (net of cash acquired), issued one million shares of the Company’s common stock, and issued 87,500 shares of the Company’s 3% Series A Convertible Preferred Stock to holders of PEG membership interests.

On May 12, 2016 the Company closed its previously announced transaction with Windstream Holdings Inc. (“Windstream”) whereby the Company (i) acquired 32 wireless towers and the operating rights for 49 wireless towers previously conveyed to the Company, and (ii) received rights to construct and operate wireless towers on approximately 1,000 properties currently leased exclusively to Windstream.  Transaction costs were approximately $3 million.

During the first quarter, we invested $3 million in wireless tower assets, including the acquisition of Summit Wireless Infrastructure LLC (“Summit”).  Summit is a wireless infrastructure provider in Mexico and was recently awarded an agreement to construct wireless towers for a major international wireless carrier.  In connection with this transaction, Lawrence Gleason, Chief Executive Officer of Summit joined CS&L as a Senior Vice President.  The Company also initiated a ground lease aggregation program pursuant to which it intends to acquire wireless tower leases on an ongoing basis.

FINANCING

At quarter-end, we had $665 million of liquidity consisting of $165 million of unrestricted cash and cash equivalents, and $500 million of undrawn borrowing capacity under our revolving credit facility.  Our leverage ratio at quarter end was 5.2x based on Net Debt to Annualized Adjusted EBITDA.

We borrowed $321 million under our revolving credit agreement to fund the cash portion of the PEG purchase price and transaction costs.  After the PEG closing, we have $285 million of liquidity comprised of $106 million of unrestricted cash and cash equivalents, and $179 million of available revolver capacity.  Our current leverage ratio is 5.6x based on Net Debt to Annualized Adjusted EBITDA.

As previously reported, on May 10, 2016 the Company’s Board of Directors declared a quarterly cash dividend of $0.60 per common share, payable on July 15, 2016 to stockholders of record on June 30, 2016.

OUTLOOK

We expect full year 2016 AFFO to range between $2.60 and $2.62 per diluted common share, and Normalized FFO to range between $2.59 and $2.61 per diluted common share.  Net income attributable to common shares is expected to range between $0.16 and $0.18 per diluted share for the same period.

Our current outlook includes the expected impact of PEG following its acquisition on May 2, 2016.  PEG’s eight-month contribution to our 2016 operating results is anticipated to be $55 million in revenues and $21 million of Adjusted EBITDA.  PEG’s expected Adjusted EBITDA contribution in 2016 reflects approximately $2 million of costs to expand and strengthen PEG’s sales organization for growth opportunities in 2017 and beyond.  PEG’s expected contribution also reflects the effect of our preliminary purchase price allocation adjustments.  Our current outlook excludes future acquisitions and capital market transactions.

CONFERENCE CALL

CS&L will hold a conference call today to discuss this earnings release at 11:00 AM Eastern Time (10:00 AM Central Time).  The dial-in number for the conference call is (855) 859-2056 (or (404) 537-3406 for international callers) and the conference ID is 85124638.  The conference call will be webcast live and can be accessed on the Company’s website at www.cslreit.com.  A replay of the webcast will be available following the call on the Company’s website or by calling (855) 859-2056 (or (404) 537-3406 for international callers) and the conference ID is 85124638, beginning on May 12, 2016 at approximately 2:00 pm Eastern Time and will remain available for 14 days.

ABOUT CS&L

CS&L (Nasdaq: CSAL), an internally managed real estate investment trust, is engaged in the acquisition and construction of mission critical communications infrastructure, and is a leading provider of wireless infrastructure solutions for the communications industry.  CS&L currently owns 3.9 million fiber strand miles, 85 wireless towers, and other communications real estate throughout the United States and Mexico. Additional information about CS&L can be found on its website at www.cslreit.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release and the conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time.  Those forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations regarding CS&L’s financial position, results of operations, market position, growth opportunities, economic conditions and other similar forecasts and statements of expectation, including, but not limited to, expectations regarding CS&L’s full year fiscal 2016 financial results and its ground lease aggregation program.

Words such as "anticipate(s)," "expect(s)," "intend(s)," “estimate(s),” “foresee(s),” "plan(s)," "believe(s)," "may," "will," "would," "could," "should," "seek(s)" and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements.  These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained.  Factors which could materially alter our expectations with regard to the forward-looking statements or which could cause actual results to differ materially from our expectations include, but are not limited to: our ability to achieve some or all the benefits that we expect to achieve from our spin-off from Windstream Holdings; the ability and willingness of Windstream Holdings and any other customers to meet and/or perform their obligations under any contractual arrangements that are entered into with us, including master lease arrangements; the ability of Windstream Holdings and any other customers to comply with laws, rules and regulations in the operation of the assets we lease to them; the availability of and our ability to identify suitable acquisition opportunities and our ability to acquire and lease the respective properties on favorable terms; our ability to generate sufficient cash flows to service our outstanding indebtedness; access to debt and equity capital markets; changes in the credit ratings of CS&L and our customers; fluctuating interest rates; our ability to retain key management personnel; our ability to qualify or maintain our status as a real estate investment trust (“REIT”); changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; other risks inherent in ownership of communications distribution systems, including potential liability relating to environmental matters and illiquidity of real estate investments; the risk that we fail to fully realize the potential benefits of the PEG transaction or have difficulty integrating PEG; and additional factors discussed in the Risk Factors sections of our reports filed with the SEC.

CS&L expressly disclaims any obligation to release publicly any updates or revisions to any of the forward looking statements set forth in this release to reflect any change in its expectations or any change in events, conditions or circumstances on which any statement is based.

This release contains certain supplemental measures of performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).  Such measures should not be considered as alternatives to GAAP.  Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found herein.

Communications Sales & Leasing, Inc.

Consolidated Balance Sheet

(In thousands, except per share data)

Assets:	March 31, 2016	December 31, 2015
Real estate investments, net	$2,321,124	$2,372,651
Cash and cash equivalents	165,340	142,498
Accounts receivable, net	832	2,083
Intangible assets, net	11,190	10,530
Straight-line rent receivable	16,117	11,795
Other assets	3,312	3,079
Total Assets	$2,517,915	$2,542,636

Liabilities and Shareholders’ Deficit
Accounts payable, accrued expenses and other liabilities	$8,596	$10,409
Accrued interest payable	53,340	24,440
Deferred revenue	99,260	67,817
Derivative liability	45,869	5,427
Dividends payable	90,621	90,507
Deferred income taxes	5,498	5,714
Notes and other debt, net	3,503,642	3,505,228
Total Liabilities	3,806,826	3,709,542

Commitments and contingencies

Preferred stock, $ 0.0001 par value, 50,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $ 0.0001 par value, 500,000 shares authorized, issued and outstanding: 150,034 shares at
March 31, 2016 and 149,862 at December 31, 2015	15	15
Additional paid-in capital	3,407	1,392
Accumulated other comprehensive income	(45,789)	(5,427)
Distributions in excess of earnings	(1,246,544)	(1,162,886)
Total shareholders’ deficit	(1,288,911)	(1,166,906)
Total Liabilities and Shareholders’ Deficit	$2,517,915	$2,542,636

Communications Sales & Leasing, Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

Revenues:	Three Months Ended March 31, 2016
Rental revenues	$ 168,641
Consumer CLEC	6,034
Total revenues	174,675

Costs and expenses:
Interest expense	66,049
Depreciation and amortization	86,340
General and administrative expense	5,189
Operating expense	4,707
Transaction related costs	3,910
Total costs and expenses	166,195

Income before income taxes	8,480
Income tax expense	444
Net income	8,036
Participating securities’ share in earnings	(355)
Net income applicable to common shareholders	$ 7,681

Earnings per common share:
Basic	$ 0.05
Diluted	$ 0.05

Weighted average number of common shares outstanding:
Basic	149,918
Diluted	149,984

Dividends declared per common share	$ 0.60

Communications Sales & Leasing, Inc.

Consolidated Statement of Cash Flows

(In thousands)

Cash flow from operating activities:	Three Months Ended March 31, 2016
Net income	$8,036
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	86,340
Amortization of deferred financing costs	1,818
Amortization of debt discount	1,946
Deferred income taxes	(216)
Straight-line rental revenues	(4,322)
Stock-based compensation	930
Other	(9)
Changes in:
Accounts receivable	1,307
Other assets	(252)
Accounts payable, accrued expenses and other liabilities	26,123
Net cash provided by operating activities	121,701

Cash flows from investing activities:
Acquisition of real estate	(1,347)
Acquisition of business, to include cash acquired	111
Capital expenditures	(77)
Net cash used in investing activities	(1,313)

Cash flows from financing activities:
Principal payment on debt	(6,044)
Net share settlement	(1,266)
Dividends paid	(90,314)
Net cash used in financing activities	(97,624)

Effect of exchange rate changes on cash and cash equivalents	78
Net increase in cash and cash equivalents	22,842
Cash and cash equivalents at beginning of period	142,498
Cash and cash equivalents at end of period	$165,340

Supplemental cash flow information:
Cash paid for interest	$32,850
Cash paid for income taxes	$143

Non-cash investing and financing activities:
Accrual of dividends declared	$90,621
Tenant capital improvements	$32,359
Acquisition of business through equity consideration	$974

Communications Sales & Leasing, Inc.

Reconciliation of Net Income to FFO, NFFO and AFFO

(In thousands)

Three Months Ended March 31, 2016
Net income applicable to common shareholders	$7,681
Real estate depreciation and amortization	85,501
Participating securities share in earnings	355
Participating securities share in FFO	(368)
FFO applicable to common shareholders	93,169
Transaction related costs	3,910
NFFO applicable to common shareholders	97,079
Amortization of deferred financing costs	1,818
Amortization of debt discount	1,946
Stock based compensation	930
Non-real estate depreciation and amortization	839
Straight-line rental revenues	(4,322)
Amortization of tenant funded capital improvements	(916)
Other	99
AFFO applicable to common shareholders	$97,473

Per diluted common share:
EPS	$0.05
FFO	$0.62
NFFO	$0.65
AFFO	$0.65

Weighted average common shares used to calculate diluted Earnings, FFO, NFFO and AFFO per common share	149,984

Communications Sales & Leasing, Inc.

Reconciliation of EBITDA and Adjusted EBITDA

(In thousands)

Three Months Ended March 31, 2016
Net income	$ 8,036
Depreciation and amortization	86,340
Interest expense	66,049
Income tax expense	444
EBITDA	160,869
Stock based compensation	930
Transaction related costs	3,910
Adjusted EBITDA	$ 165,709

Adjusted EBITDA:
Leasing	$ 164,377
Consumer CLEC	1,332
$ 165,709

Annualized Adjusted EBITDA(1)	$ 662,836

As of March 31, 2016:	March 31, 2016
Notes and other debt (“Debt”)(2)	$ 3,633,950
Cash and cash equivalents	165,340
Net Debt	$ 3,468,610

Debt/Annualized Adjusted EBITDA	5.5x

Net Debt/Annualized Adjusted EBITDA	5.2x

(1)Calculated as Adjusted EBITDA for the three months ended March 31, 2016, and multiplied by four. (2)Excludes $130.3 million of unamortized discounts and deferred financing costs.

Communications Sales & Leasing, Inc.

Projected Future Results (1)

(Per Diluted Share)

Year Ended December 31, 2016
Net income applicable to common shareholders	$0.16 to $0.18
Real estate depreciation and amortization	2.40
Participating securities share in earnings	0.01
Participating securities share in FFO	(0.01)
FFO applicable to common shareholders(2)	$2.56 to $2.58
Transaction related costs	0.03
NFFO applicable to common shareholders(2)	$2.59 to $2.61
Amortization of deferred financing costs and debt discount	0.10
Amortization of discount on preferred shares	0.02
Stock based compensation	0.03
Non-real estate depreciation and amortization	0.03
Straight-line rental revenues	(0.13)
Maintenance capital expenditures	(0.02)
Amortization of tenant funded capital improvements and other	(0.02)
AFFO applicable to common shareholders(2)	$2.60 to $2.62

Weighted average common shares used to calculate diluted Earnings, FFO, NFFO and AFFO per common share (in thousands)	151,135

(1)The foregoing projections reflect management’s current view including the eight-month contribution of PEG subsequent to the acquisition date but excluding the impact of future acquisitions, capital market transactions, changes in market conditions, and other factors.  These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.(2)The components of projected future results may not add to FFO, NFFO and AFFO applicable to common shareholders due to rounding.

NON-GAAP FINANCIAL MEASURES

We refer to EBITDA, Adjusted EBITDA, Funds From Operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), NFFO and AFFO in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).  While we believe that net income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA, Adjusted EBITDA, FFO, NFFO and AFFO are important non-GAAP supplemental measures of operating performance for a REIT.

We define “EBITDA” as net income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization.  We define “Adjusted EBITDA” as EBITDA less stock-based compensation expense and the impact, which may be recurring in nature, of acquisition and transaction related expenses, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, changes in the fair value of contingent consideration and financial instruments, and other similar items.  We believe EBITDA and Adjusted EBITDA are important supplemental measures to net income because they provide additional information to evaluate our operating performance on an unleveraged basis, and serve as an indicator of our ability to service debt.  Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants.

Because the historical cost accounting convention used for real estate assets requires the recognition of depreciation expense except on land, such accounting presentation implies that the value of the real estate assets diminishes predictably over time.  However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative.  Thus, NAREIT created FFO, as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.  FFO is defined by NAREIT as net income applicable to common shareholders computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. We compute FFO in accordance with NAREIT’s definition.

The Company defines NFFO, as FFO excluding the impact, which may be recurring in nature, of transaction related costs. The Company defines AFFO, as NFFO excluding (i) non-cash revenues and expenses such as stock-based compensation expense, amortization of debt and equity discounts, amortization of deferred financing costs, depreciation and amortization of non-real estate assets, straight line rental revenues, revenue associated with the amortization of tenant funded capital improvements and (ii) the impact, which may be recurring in nature, of maintenance capital expenditures, the write-off of unamortized deferred financing fees, additional costs incurred as a result of early repayment of debt, changes in the fair value of contingent consideration and financial instruments and similar items. We believe that the use of FFO, NFFO and AFFO, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and analysts, and makes comparisons of operating results among such companies more meaningful.  We consider FFO, NFFO and AFFO to be useful measures for reviewing comparative operating and financial performance.  In particular, we believe AFFO, by excluding certain revenue and expense items, can help investors compare our operating performance between periods and to other REITs on a consistent basis without having to account for differences caused by unanticipated items and events, such as acquisition and transaction related costs.  However, FFO, NFFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements.

Annualized Adjusted EBITDA is calculated by multiplying Adjusted EBITDA for the three months ended March 31, 2016 by four.  Our computation of Adjusted EBITDA and Annualized Adjusted EBITDA may differ from the methodology used by other REITs to calculate these measures, and, therefore, may not be comparable to such other REITs.  Annualized Adjusted EBITDA has not been prepared on a pro forma basis in accordance with Article 11 of Regulation S-X.

Further, our computations of EBITDA, Adjusted EBITDA, FFO, NFFO and AFFO may not be comparable to that reported by other REITs or companies that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define EBITDA, Adjusted EBITDA, NFFO and AFFO differently than we do.

INVESTOR CONTACT:

Mark A. Wallace, 501-850-0866

Executive Vice President, Chief Financial Officer & Treasurer

mark.wallace@cslreit.com